Exhibit 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


              As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 1998, except for the information in the final two paragraphs of Note 20, as to which the date is May 11, 1998, included in Giga Information Group, Inc.'s Registration Statement on Form S-1, and to all references to our firm included in this Registration Statement.

                                                 /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 15, 1998